EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-58899) on Form S-8 of our report dated June 10, 2005 appearing in the Annual Report on Form 11-K of Midwest Banc Holdings, Inc. 401(k) Plan and Trust for the year ended December 31, 2004.

Plante & Moran, PLLC

Chicago, Illinois
June 28, 2005